SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  July 18, 2006

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

(a)  First Regional Bancorp issued a press release on July 18, 2006 announcing its financial results for the quarter ended June 30, 2006.  The press release is furnished as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

First Regional’s earnings during the second quarter of 2006 included two non-recurring gains totaling $443,000. This amount included a gain of $268,000 resulting from the redemption by MasterCard Worldwide of a portion of its Class B common stock.  First Regional had earlier acquired the stock pursuant to MasterCard Worldwide’s reorganization of its membership interests into classes of common stock.  The amount also included a $175,000 gain recognized by First Regional Bank’s Merchant Services division in connection with the sale of a small portfolio of credit card merchant accounts.

The following is a schedule of new loans booked (not including loan renewals) by First Regional’s subsidiary, First Regional Bank, during each month of the first half of 2006:

Month	New Loans Booked (000’s omitted)

January	$91,784

February	116,550

March	132,926

First Quarter Total	$341,260

April	$84,667

May	120,392

June	134,887

Second Quarter Total	$339,946

The following is a schedule describing the primary components of First Regional Bank’s loan portfolio as of March 31 and June 30, 2006:

	Disbursed Balance As of March 31, 2006 (000’s omitted)	Percentage of Total	Disbursed Balance As of June 30, 2006 (000’s omitted)	Percentage of Total
Commercial Real Estate Loans
Construction Loans	$277,360	15.3%	$303,492	16.7%
Mini-Perm Loans	308,279	17.0%	266,735	14.7%
Bridge Loans	1,040,592	57.3%	1,035,804	57.1%
Other	27,515	1.5%	28,455	1.6%
	1,653,746	91.1%	1,634,486	90.1%
Commercial Non-Real Estate Secured Loans	$161,228	8.9%	$178,939	9.9%

Total	$1,814,974	100%	$1,813,425	100%

Item 8.01  Other Events.

On July 20, 2006, First Regional Bancorp announced that it had declared a 3-for-1 stock split.  As a result of the stock split, First Regional shareholders will receive two additional shares for every share held at the close of business on the record date of July 31, 2006.  The additional shares will be mailed or delivered on or about August 21, 2006 by First Regional’s transfer agent, Mellon Investor Services.

First Regional currently has approximately 4.1 million shares outstanding, which will increase to approximately 12.3 million after the stock split.  In connection with the stock split, the authorized number of shares will likewise be increased from 50 million to 150 million shares.  A press release announcing the stock split is included as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           Press Release of First Regional Bancorp, dated July 18, 2006, announcing financial results for the quarter ended June 30, 2006

99.2                           Press Release of First Regional Bancorp, dated July 20, 2006, announcing 3-for-1 stock split

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2006

FIRST REGIONAL BANCORP

By:	/s/ THOMAS E. MCCULLOUGH
Thomas E. McCullough
Corporate Secretary

Exhibit Index

99.1                           Press Release of First Regional Bancorp, dated July 18, 2006, announcing financial results for the quarter ended June 30, 2006

99.2                           Press Release of First Regional Bancorp, dated July 20, 2006, announcing 3-for-1 stock split